EXHIBIT 21

SUBSIDIARY NAME AND TRADE NAME                  JURISDICTION OF INCORPORATION OR
                                                 REGISTRATION
------------------------------                  --------------------------------
Advanced Automation Associates, Inc.            Missouri
Saztec Europe, Ltd.                             Scotland